Exhibit 3.47

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “URS FEDERAL SUPPORT SERVICES, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE FIFTEENTH DAY OF JULY, A.D. 2002, AT 5 O’CLOCK P.M.

CERTIFICATE OF MERGER, CHANGING ITS NAME FROM “URS-LSS HOLDINGS, INC.” TO “LEAR SIEGLER SERVICES, INC.”, FILED THE TWENTY-SECOND DAY OF AUGUST, A.D. 2002, AT 12:31 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “LEAR SIEGLER SERVICES, INC.” TO “URS FEDERAL SUPPORT SERVICES, INC.”, FILED THE SIXTH DAY OF JANUARY, A.D. 2010, AT 5:35 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “URS FEDERAL SUPPORT SERVICES, INC.”.

Jeffrey W. Bullock, Secretary of State
3547685 8100H	AUTHENTICATION: 8622143
110296689	DATE: 03-14-11
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF INCORPORATION

OF

URS-LSS HOLDINGS, INC.

The undersigned, a natural person (the “Sole Incorporator”), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

I.

The name of this corporation is URS-LSS Holdings, Inc.

II.

The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is The Corporation Trust Company.

III.

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).

IV.

This corporation is authorized to issue only one class of stock, to be designated Common Stock The total number of shares of Common Stock presently authorized is one hundred (100), each having a par value of one-tenth of one cent ($0.001).

V.

A. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

B. Election of Directors

1. Directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director shall hold office either until the expiration of the term for which elected or appointed and until a successor has been elected and qualified, or until such director’s death, resignation or removal No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 07/15/2002
020453100 – 3547685

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2. No person entitled to vote at an election for directors may cumulate votes to which such person is entitled, unless, at the time of such election, the corporation is subject to Section 2115(b) of the California General Corporation Law (“CGCL”) During such time or times that the corporation is subject to Section 2115(b) of the CGCL, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (a) the names of such candidate or candidates have been placed in nomination prior to the voting and (b) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

C. Removal

1. During such time or times that the corporation is subject to Section 2115(b) of the CGCL, the Board of Directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director’s removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director’s most recent election were then being elected.

2. At any time or times that the corporation is not subject to Section 2115(b) of the CGCL and subject to any limitations imposed by law, Section C.1. above shall not apply and the Board of Directors or any director may be removed from office at any time (a) with cause by the affirmative vote of the holders of a majority of the voting power of all then- outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors or (b) without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation, entitled to vote generally at an election of directors.

D. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then- outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the corporation.

2.

VI.

A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended

B. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the CGCL) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject, at any time or times that the corporation is subject to Section 2115(b) of the CGCL, to the limits on such excess indemnification set forth in Section 204 of the CGCL.

C. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

VIII.

The name and the mailing address of the Sole Incorporator is as follows:

C. Kim Miller

c/o Cooley Godward LLP

One Maritime Plaza, 20th Floor

San Francisco, CA 94111

IN WITNESS WHEREOF, this Certificate has been subscribed this 15th day of July, 2002 by the undersigned who affirms that the statements made herein are true and correct

C. KIM MILLER
Sole Incorporator

3.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:31 PM 08/22/2002
020531426 – 3547685

CERTIFICATE OF MERGER

OF

LEAR SIEGLER SERVICES, INC.

a Delaware corporation

INTO

URS-LSS HOLDINGS, INC.

a Delaware corporation

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify that:

1. The name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	State of Incorporation

Lear Siegler Services, Inc.	Delaware
URS-LSS Holdings, Inc.	Delaware

2. An Agreement and Plan of Merger (the “Agreement and Plan of Merger”) by and among URS Corporation, URS Holdings, Inc., URS-LSS Holdings, Inc., Carlyle-EG&G Holdings Corp., Lear Siegler Services, Inc. and EG&G Technical Services Holdings, L.L.C. has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

3. The surviving corporation (the “Surviving Corporation”) is URS-LLS Holdings, Inc.

4. Article I of the Certificate of Incorporation of URS-LSS Holdings, Inc. is hereby amended so that it shall read in full as follows:

“The name of this corporation is Lear Siegler Services, Inc.”

As so amended, the Certificate of Incorporation of URS-LSS Holdings, Inc. in effect immediately prior to the Effective Time (as defined below) shall be the Certificate of Incorporation of the Surviving Corporation, and thereafter may be amended in accordance with its terms and as provided by law.

5. The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 100 California Street, Suite 500, San Francisco, CA 94111.

6. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

7. This Certificate of Merger shall be effective upon filing (the “Effective Time”) in accordance with the provisions of Sections 103 and 251 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Merger is hereby executed on behalf of the surviving corporation, URS-LSS Holdings, Inc., by officers thereunto duly authorized.

Dated as of August 22, 2002

URS-LSS HOLDINGS, INC. a Delaware corporation

By:	/s/ Kent P. Ainsworth
Kent P. Ainsworth
Executive Vice President and Chief Financial Officer

ATTEST:

By:	/s/ Joseph Masters
Joseph Masters
Secretary

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State of Delaware
Secretary of State
Division of Corporations
Delivered 05:39 PM 01/06/2010
FILED 05:35 PM 01/06/2010
SRV 100015644 – 3547685 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

LEAR SIEGLER SERVICES, INC.

* * * * *

Lear Siegler Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware:

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Lear Siegler Services, Inc. be amended by changing Article I thereof so that, as amended, said Article shall be and read as follows:

“The name of the corporation is URS Federal Support Services, Inc.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said URS Federal Support Services, Inc. has caused this certificate to be signed by Kristin L. Jones, its Assistant Secretary this 6th day of January, 2010.

By:	/s/ Kristin L. Jones
Kristin L. Jones
Assistant Secretary